Exhibit 99.77(o)

ITEM 77O

Fund Name	Issuer	Date of Purchase	Broker / Dealer From Whom Purchased	Affiliated/Principal Underwriter of Syndicate
ING Risk Managed Natural Resources Fund	Laredo Petroleum	8/13/2013	JPM	ING Financial Partners